                                                                   Exhibit 10.37

                      WUXI HEAT INSULATION TUBING CO., LTD.
                             SHAREHOLDERS AGREEMENT

Party A: Wuxi Seamless Oil Pipes Company Limited
Party B: Changlin Zhu

After discussion and negotiation, both parties hereby mutually agree on the followings with respect to investments in Wuxi Heat Insulation Tubing Co., Ltd.
(hereinafter referred to as "WSP Heat Insulation") by Party A and Party B:

1.   As of June 30, 2007, WSP Heat Insulation had account payable to Party A of
     RMB23,910,000, amount payable to other suppliers of RMB577,000, wages payable to the employees of RMB70,000, and local tax payable of RMB40,000.
     (In view of the insufficient capital of WSP Heat Insulation, Part A agrees to advance 50% of the amount payable to the other suppliers and wages payable to the employees, i.e., (577+70+40)*50% = 340 (in RMB'000). Since
     WSP Heat Insulation is not capable to repay in cash, both parties agree to use the existing inventory of finished pipes (including finished pipes without threading) for repayment of the account payable to Party A, i.e.,
     23,910 + 340 = 24,250 (in RMB'000). Party A shall not bear joint and several liability in relation to the other amounts payable to suppliers.
     Party B shall be responsible for any dispute on the quality of the finished pipes. The details are as follows:

------------------------------------------------------------------------------------------------------------------------
                                         Quantity        Unit          Amount
Name                 Specification        (tubes)        Price      (in RMB'000)                 Remarks
------------------------------------------------------------------------------------------------------------------------

Finished Pipe           127*6.45           1,155         3,500          4,040
------------------------------------------------------------------------------------------------------------------------
Finished Pipe           127*6.45           1,400         4,800          6,740            Value-added tax invoice
                                                                                         issued by Panjin Xilin
------------------------------------------------------------------------------------------------------------------------
Finished Pipe           127*6.45             930         4,400          4,090
------------------------------------------------------------------------------------------------------------------------
Finished Pipe           127*6.45             639         3,180          2,040
(without threading)
------------------------------------------------------------------------------------------------------------------------
Finished Pipe           114*6.45           2,382         3,080          7,340
(without threading)
------------------------------------------------------------------------------------------------------------------------
Total:                                     6,506 (tubes)               24,250 (in RMB'000)
------------------------------------------------------------------------------------------------------------------------

The accounts payable to Party A of WSP Heat Insulation have been settled completely using the inventory of finished pipes as repayment, and the ownership of the finished pipes shall belong to

                                   Page 1 of 3

Party A. Party B shall thereafter bear all the liabilities of WSP Heat
Insulation to which Party A shall not be liable.

2.   Party A and Party B have conducted an on-site physical count of 2,309 finished pipes of 127*6.45 in Panjin region and transferred the said finished pipes to warehouses for storage. Both Parties have also completed the formalities of handing over the finished pipes of 127*6.45 to Party A.
     If the said finished pipes of 127*6.45 need to undergo the process of rust-removing, painting, and spraying on selling, the expenses incurred thereof shall be borne by Party A. In addition, the value-added tax invoice issued to Panjin Xilin Company previously has expired and cannot be returned. Upon negotiation, Panjin Xilin Company has agreed to issue back the value-added tax invoice according to the original quantity and amount to Party A, and enter into a three-party transfer agreement of the three parties.

3.   Party A shall transfer its 51% equity interest in WSP Heat Insulation to
     Party B or a third party designated by Party B in consideration of
     RMB5,100,000 (original investment amount). WSP Heat Insulation shall complete the formalities of changing enterprise legal representative and equity transfer within three months. WSP Heat Insulation shall cease to use the trade name of "Xi Mu Lai Si (Seamless)" by December 31, 2007. Party B
     shall settle the consideration for the equity transfer by instalments within two years, during which 50% of the consideration shall be paid each year; that is, the payments shall be completed by June 30, 2009. Changlin
     Zhu and Lanlan Liu of Panjin Weihua High and New Energy Saving Equipment
     Company shall bear joint economic responsibility for the payment of the consideration for the equity transfer.

4.   When Party B is acting as the selling agent of the finished pipes, Party
     A shall determine the prices and settle with the WSP Heat Insulation after the change in shareholding according to the terms stated below "The details are as follows" herein, and shall collect the amount payable in time according to the due dates stipulated in the relevant sales contracts, and shall not draw any amount from the returned funds. The profits from the sales shall be given priority to be used for payment of the consideration for equity transfer of RMB5,100,000 to Party A (including profits made by
     Party A from selling the said products).

5.   After the equity transfer, WSP Heat Insulation shall lease and use the production workshops provided by Party A and shall operate on its own. WSP
     Heat Insulation shall pay an annual rent of RMB450,000 to Part A for leasing the workshops. The rent shall be settled every six months.
     Miscellaneous charges, including charges for water and electricity, shall be settled on monthly basis.

Party A: Wuxi Seamless Oil Pipes Company Limited                          /s/
Party B: Changlin Zhu                                 /s/                 /s/

(August 4, 2007)